Exhibit 99.1

Flying Eagle Acquisition Corp., Led by Harry Sloan and Founding Investor Jeff Sagansky, Announces Pricing of Upsized $600 million IPO

LOS ANGELES, CA March 5, 2020 — Flying Eagle Acquisition Corp. (the “Company”), the sixth public acquisition vehicle led by Harry Sloan and founding investor Jeff Sagansky, today announced the pricing of its initial public offering of 60,000,000 units, upsized from 50,000,000 units, at a price of $10.00 per unit. Each unit issued in the initial public offering consists of one share of Class A common stock and one-fourth of one warrant to purchase one share of Class A common stock at an exercise price of $11.50 per share. The units will be listed on the New York Stock Exchange (the “NYSE”) and trade under the ticker symbol “FEAC.U” beginning on March 6, 2020. After the securities comprising the units begin separate trading, the shares of Class A common stock and warrants are expected to be listed on the NYSE under the symbols “FEAC” and “FEAC WS,” respectively. The offering is expected to close on March 10, 2020.

Flying Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify, acquire and operate a business or businesses that can benefit from its management team’s established global relationships and operating experience. The Company’s management team has extensive experience in identifying and executing strategic investments globally and has done so successfully in a number of sectors, including media and entertainment.

The Company’s sponsor is Eagle Equity Partners II, LLC, of which Harry Sloan, Jeff Sagansky and Eli Baker are Managing Members. Harry E. Sloan, who co-led five prior public acquisition vehicles with Mr. Sagansky, is the Chief Executive Officer and Chairman of the Company. Joining Mr. Sloan in the management of the company is President, Chief Financial Officer and Secretary, Eli Baker, who served as President, Chief Financial Officer and Secretary of two of Mr. Sagansky’s prior public acquisition vehicles, Vice President, General Counsel and Secretary of another of Mr. Sagansky’s prior public acquisition vehicles and as a director of another of Mr. Sagansky’s prior public acquisition vehicles.

Goldman Sachs & Co. LLC and Deutsche Bank Securities Inc. are acting as the representatives of the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 9,000,000 units at the initial public offering price to cover over-allotments, if any.

The offering is being made only by means of a prospectus. When available, copies of the prospectus may be obtained from Goldman Sachs & Co. LLC, 200 West Street, New York, NY 10282, Attn: Prospectus Department, by telephone at 866-471-2526 or by emailing prospectus-ny@ny.email.gs.com; or from Deutsche Bank Securities, 60 Wall Street, New York, NY 10005, Attn: Prospectus Group, telephone: 800-503-4611, or by emailing prospectus.CPDG@db.com.

A registration statement relating to these securities has been declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on March 5, 2020. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the initial public offering and search for an initial business combination. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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MEDIA CONTACT:

Jeff Pryor/Priority PR

t. (818) 661-6368

e. jeff@prioritypr.net

INVESTOR CONTACT:

Eli Baker

t. (424) 284-3519

e. elibaker@geacq.com